Exhibit 99.1
P R E S S   R E L E A S E

Splunk Inc. Announces Fiscal First Quarter 2021 Financial Results
ARR Up 52% Year-Over-Year; Cloud Revenue Grew 81%

SAN FRANCISCO – May 21, 2020 – Splunk Inc. (NASDAQ: SPLK), provider of the Data-to-Everything Platform, today announced results for its fiscal first quarter ended April 30, 2020.

First Quarter 2021 Financial Highlights

•ARR was $1.775 billion, up 52% year-over-year.
•Cloud revenue was $112 million, up 81% year-over-year.
•Total revenues were $434 million, up 2% year-over-year.
•GAAP loss per share was $1.94; non-GAAP loss per share was $0.56.

“COVID-19 has transformed the world into one that requires rapidly accelerated digital transformation to keep organizations moving - we are seeing some resilient customers complete three-to-five year projects in just months. As customers continue to adapt to this new normal, data matters more than ever, evidenced by our continued strong momentum this quarter,” said Doug Merritt, President and CEO, Splunk. “Data helps save lives. Data reimagines business. I’m extremely proud of our team’s product vision and tenacity as we help our customers bring data to COVID-19 response and help get the world back to work.”

“Our shift to a SaaS model is accelerating with cloud driving nearly half of total software bookings in the quarter with ARR growing 52% year over year,” said Jason Child, chief financial officer, Splunk. “We are also thrilled to have been recently added to the Fortune 1000, which is monumental recognition for a software company and a testament to the importance of data in today’s world.”

Recent Business Highlights:

New and Expansion Customers Include: Allied Irish Bank (Ireland), Autodesk, Experian, Hitachi Capital (England), Kayak, Mount Sinai Health System, Santander Bank (Spain), Shopify, State of Illinois, Statkraft (Norway), Square Enix (Japan), Take-Two Interactive Software, TD Ameritrade, Transurban (Australia), Zoom

•Splunk Helps Bring Data to COVID-19 Response: Splunk is focused on supporting its customers, partners, employees and communities throughout COVID-19. To help address new challenges facing every business, Splunk released a series of free, downloadable resources including Splunk Remote Work Insights, which helps organizations take action on data, gain real-time visibility across disparate systems, and maintain workforce productivity and high performance of critical business activities.
•Splunk & Coalition Launches COVID-19 Testing and Data Response Platform: Splunk, along with Accenture, Adobe, Oracle, NuHarbor Security, DataHouse, Globant, Whyline and the nonprofit Alliance for Innovation, announced the release of the COVID-19 Testing and Data Response Platform. The free platform provides an end-to-end COVID-19 test management process, including online COVID-19 risk screening and critical symptom evaluation, test scheduling, test site management and data analytics and dashboarding for use by public health officials. The platform is now in use in its pilot jurisdiction, Tarrant County, TX.
•New DevOps Solutions Help Customers Unlock Real-Time Observability: Splunk continues to bring DevOps value to customers, recently announcing the newest version of SignalFx Microservices APM. The only application performance monitoring solution that provides complete observability into modern, cloud-native environments, SignalFx helps produce meaningful business outcomes regardless of scale.
•Splunk & Google Cloud Turn Data Into Doing: Splunk’s robust partner ecosystem continues to grow, with the company announcing a new, strategic partnership with Google Cloud. The partnership will bring Splunk Cloud to Google Cloud, allowing customers to unlock the value of their data, drive actionable insights and enable fast decisions across the enterprise.
•Splunk & AWS Help Customers Bring Data to Everything: Splunk continues to strengthen its strategic relationship with AWS, working across product, go-to-market and the field. Recently, Splunk and AWS launched the Workload Migration Program to help migrate on-premises legacy Splunk Enterprise workloads to Splunk Cloud running on
AWS. Splunk and AWS also announced the newly launched AWS Service Ready program, Lambda Ready, which recognizes Splunk’s proven solutions for customers to build, manage and run serverless applications.
•Splunk Achieves #1 Market Share According to Gartner: Splunk earned the No. 1 market share for Performance Analysis in the AIOps, ITIM and Other Monitoring Tools subsegment according to Gartner’s Market Share: Enterprise Infrastructure Software, Worldwide, 2019. According to the report, Splunk is ranked No. 1 with 16.5% market share. Gartner’s Market Share: Security Software, Worldwide, 2019 report also recognized Splunk as the No. 1 market share vendor for Security Software subsegment, Security Information Event Management (SIEM). In the report, Splunk is ranked No. 1 with 26% market share. **Gartner, Market Share: Enterprise Infrastructure Software, Worldwide, 2019, April 2020

Financial Outlook

The company is providing the following guidance for its fiscal second quarter 2021 (ending July 31, 2020):

•Total revenues are expected to be approximately $520 million.
•Non-GAAP operating margin is expected to be between negative 10% and negative 15%.

The company is withdrawing its previous guidance for its fiscal year 2021 (ending January 31, 2021).

All forward-looking non-GAAP financial measures contained in this section “Financial Outlook” exclude estimates for stock-based compensation and related employer payroll tax, acquisition-related adjustments, amortization of acquired intangible assets and capitalized software costs.

A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, many of these costs and expenses that may be incurred in the future. The company has provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for its fiscal first quarter 2021 non-GAAP results included in this press release.

Conference Call and Webcast
Splunk’s executive management team will host a conference call today beginning at 1:30 p.m. PT (4:30 p.m. ET) to discuss the company’s financial results and business highlights. Interested parties may access the call by dialing (866) 501-1535. International parties may access the call by dialing (216) 672-5582. A live audio webcast of the conference call will be available through Splunk’s Investor Relations website at http://investors.splunk.com/events-presentations. A replay of the call will be available through May 28, 2020 by dialing (855) 859-2056 and referencing Conference ID 5894108.

Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding Splunk’s revenue and non-GAAP operating margin targets for the company’s fiscal second quarter in the paragraphs under “Financial Outlook” above and other statements regarding our market opportunity, including the impact of COVID-19 on the business environment, including the pace of customer digital transformation and the growing importance of data, the market for data-related products and trends in this market, future growth and related targets, including trends in our cloud software business mix, momentum, strategy, technology and product innovation, expectations for our industry and business, including our business model, customer demand, our partner relationships, customer success and feedback, expanding use of Splunk by customers, and expected benefits and scale of our products. There are a significant number of factors that could cause actual results to differ materially from statements made in this press release, including: risks associated with Splunk’s rapid growth, particularly outside of the United States; Splunk’s inability to realize value from its significant investments in its business, including product and service innovations and through acquisitions; Splunk’s shift from sales of perpetual licenses in favor of sales of term licenses and subscription agreements for our cloud services which impact the timing of revenue, cash collections and margins; Splunk’s transition to a multi-product software and services business; Splunk’s inability to successfully integrate acquired businesses and technologies; Splunk’s inability to service its debt obligations or other adverse effects related to our convertible notes; the impact of COVID-19 and the responses of government and private industry thereto, as well as the impact of COVID-19 on the overall economic environment; and general market, political, economic, business and competitive market conditions.

Additional information on potential factors that could affect Splunk’s financial results is included in the company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which is on file with the U.S. Securities and Exchange Commission (“SEC”) and Splunk’s other filings with the SEC. Splunk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

About Splunk Inc.
Splunk Inc. (NASDAQ: SPLK) turns data into doing with the Data-to-Everything Platform. Splunk technology is designed to investigate, monitor, analyze and act on data at any scale.
Splunk, Splunk>, Data-to-Everything, D2E and Turn Data Into Doing are trademarks and registered trademarks of Splunk Inc. in the United States and other countries. All other brand names, product names, or trademarks belong to their respective owners. © 2020 Splunk Inc. All rights reserved.

For more information, please contact:
Media Contact
Richard Brewer-Hay
Splunk Inc.
press@splunk.com

Investor Contact
Ken Tinsley
Splunk Inc.
IR@splunk.com

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended April 30,
	2020	2019
Revenues
License	$148,385	$202,862
Cloud services	112,152	62,055
Maintenance and services	173,540	159,933
Total revenues	434,077	424,850
Cost of revenues
License	6,066	5,682
Cloud services	53,490	32,326
Maintenance and services	69,061	57,815
Total cost of revenues	128,617	95,823
Gross profit	305,460	329,027
Operating expenses
Research and development	192,124	129,290
Sales and marketing	319,224	278,961
General and administrative	82,724	65,762
Total operating expenses	594,072	474,013
Operating loss	(288,612)	(144,986)
Interest and other income (expense), net
Interest income	6,475	16,346
Interest expense	(24,437)	(23,017)
Other income (expense), net	(674)	(539)
Total interest and other income (expense), net	(18,636)	(7,210)
Loss before income taxes	(307,248)	(152,196)
Income tax provision (benefit)	(1,669)	3,233
Net loss	$(305,579)	$(155,429)

Basic and diluted net loss per share	$(1.94)	$(1.04)

Weighted-average shares used in computing basic and diluted net loss per share	157,534	149,060

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	April 30, 2020	January 31, 2020
Assets
Current assets
Cash and cash equivalents	$922,507	$778,653
Investments, current	834,067	976,508
Accounts receivable, net	645,151	838,743
Prepaid expenses and other current assets	127,443	129,839
Deferred commissions, current	100,013	99,072
Total current assets	2,629,181	2,822,815
Investments, non-current	17,142	35,370
Accounts receivable, non-current	335,427	468,934
Operating lease right-of-use assets	398,652	267,086
Property and equipment, net	168,221	156,928
Intangible assets, net	223,684	238,415
Goodwill	1,292,840	1,292,840
Deferred commissions, non-current	83,386	88,990
Other assets	75,735	68,093
Total assets	$5,224,268	$5,439,471
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$24,874	$18,938
Accrued compensation	186,558	286,159
Accrued expenses and other liabilities	179,568	177,822
Deferred revenue, current	769,044	829,377
Total current liabilities	1,160,044	1,312,296
Convertible senior notes, net	1,735,046	1,714,630
Operating lease liabilities	364,837	235,631
Deferred revenue, non-current	153,141	176,832
Other liabilities, non-current	1,145	653
Total non-current liabilities	2,254,169	2,127,746
Total liabilities	3,414,213	3,440,042
Stockholders’ equity
Common stock	158	157
Accumulated other comprehensive loss	(1,948)	(5,312)
Additional paid-in capital	3,678,895	3,566,055
Accumulated deficit	(1,867,050)	(1,561,471)
Total stockholders’ equity	1,810,055	1,999,429
Total liabilities and stockholders’ equity	$5,224,268	$5,439,471

Splunk Inc. | www.splunk.com

Splunk Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended April 30,
	2020	2019
Cash flows from operating activities
Net loss	$(305,579)	$(155,429)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	20,494	13,415
Amortization of deferred commissions	26,878	30,032
Amortization of investment premiums (accretion of discounts)	(692)	(2,859)
Amortization of debt discount and issuance costs	20,416	19,005
Non-cash operating lease costs	10,531	4,549
Stock-based compensation	158,818	123,063
Disposal of property and equipment	505	—
Deferred income taxes	(901)	(20)
Changes in operating assets and liabilities:
Accounts receivable	327,099	184,358
Prepaid expenses and other assets	(4,846)	(17,900)
Deferred commissions	(22,215)	(23,452)
Accounts payable	7,336	2,925
Accrued compensation	(97,709)	(62,777)
Accrued expenses and other liabilities	(10,067)	(7,665)
Deferred revenue	(84,024)	(72,216)
Net cash provided by operating activities	46,044	35,029
Cash flows from investing activities
Purchases of investments	(87,135)	(289,425)
Maturities of investments	254,823	298,425
Purchases of property and equipment	(14,756)	(14,900)
Capitalized software development costs	(3,548)	—
Other investment activities	(2,375)	(375)
Net cash provided by (used in) investing activities	147,009	(6,275)
Cash flows from financing activities
Proceeds from the exercise of stock options	1,418	360
Taxes paid related to net share settlement of equity awards	(49,228)	(69,007)
Net cash used in financing activities	(47,810)	(68,647)
Effect of exchange rate changes on cash and cash equivalents	(1,389)	(1,043)
Net increase (decrease) in cash and cash equivalents	143,854	(40,936)
Cash and cash equivalents at beginning of period	778,653	1,876,165
Cash and cash equivalents at end of period	$922,507	$1,835,229
Splunk Inc. | www.splunk.com

Splunk Inc.
Operating Metrics

Total Annual Recurring Revenue (“ARR”) represents the annualized revenue run-rate of active subscription, term license, and maintenance contracts at the end of a reporting period. Contracts are annualized by dividing the total contract value by the number of days in the contract term and then multiplying by 365.

Non-GAAP Financial Measures and Reconciliations

To supplement Splunk’s condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Splunk provides investors with the following non-GAAP financial measures: cost of revenues, cloud services gross profit, gross margin, research and development expense, sales and marketing expense, general and administrative expense, operating income (loss), operating margin, income tax provision (benefit), net income (loss), net income (loss) per share and free cash flow (collectively the “non-GAAP financial measures”). These non-GAAP financial measures exclude all or a combination of the following (as reflected in the following reconciliation tables): expenses related to stock-based compensation and related employer payroll tax, amortization of acquired intangible assets, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, capitalized software development costs and non-cash interest expense related to convertible senior notes that were issued in the third quarter of fiscal 2019. The non-GAAP financial measures are also adjusted for Splunk's estimated tax rate on non-GAAP income (loss). To determine the annual non-GAAP tax rate, Splunk evaluates a financial projection based on its non-GAAP results. The annual non-GAAP tax rate takes into account other factors including Splunk's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where Splunk operates. The non-GAAP tax rate applied to the three months ended April 30, 2020 was 20%. Splunk provides updates to this rate on an annual basis, or more frequently if material changes occur. The applicable fiscal 2020 tax rates are noted in the reconciliations. In addition, non-GAAP financial measures include free cash flow, which represents operating cash flow less purchases of property and equipment. Splunk considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated or used by the business.

Splunk excludes stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding Splunk’s operational performance and allows investors the ability to make more meaningful comparisons between Splunk’s operating results and those of other companies. Splunk excludes employer payroll tax expense related to employee stock plans in order for investors to see the full effect that excluding that stock-based compensation expense had on Splunk’s operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of Splunk’s common stock at the time of vesting or exercise, which may vary from period to period independent of the operating performance of Splunk’s business. Splunk also excludes amortization of acquired intangible assets, adjustments related to a financing lease obligation, acquisition-related adjustments, including the partial release of the valuation allowance due to acquisitions, adjustments related to restructuring charges and facility exits, capitalized software development costs, a legal settlement charge and non-cash interest expense related to convertible senior notes from the applicable non-GAAP financial measures because these expenses are considered by management to be outside of Splunk’s core operating results.
There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by Splunk’s competitors and exclude expenses that may have a material impact upon Splunk’s reported financial results. Further, stock-based compensation expense has been and will continue to be, for the foreseeable future, a significant recurring expense in Splunk’s business and an important part of the compensation provided to Splunk’s employees. The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Splunk uses these non-GAAP financial measures for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Splunk believes that these non-GAAP financial measures provide useful information about Splunk’s operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. In addition, these non-GAAP financial measures facilitate comparisons to competitors’ operating results. The non-GAAP financial measures are meant to supplement and be viewed in conjunction with GAAP financial measures.

The following tables reconcile Splunk’s GAAP results to Splunk’s non-GAAP results included in this press release.

Splunk Inc. | www.splunk.com

Splunk Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

Reconciliation of Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended April 30,
	2020	2019
Net cash provided by operating activities	$46,044	$35,029
Less purchases of property and equipment	(14,756)	(14,900)
Free cash flow (non-GAAP)	$31,288	$20,129
Net cash provided by (used in) investing activities	$147,009	$(6,275)
Net cash used in financing activities	$(47,810)	$(68,647)

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2020

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Capitalized software development costs	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cost of revenues	$128,617	$(13,982)	$(10,373)	$—	$—	$—	$104,262
Gross margin	70.4%	3.2%	2.4%	—%	—%	—%	76.0%
Research and development	192,124	(71,265)	(25)	3,548	—	—	124,382
Sales and marketing	319,224	(59,422)	(4,333)	—	—	—	255,469
General and administrative	82,724	(21,645)	—	—	—	—	61,079
Operating loss	(288,612)	166,314	14,731	(3,548)	—	—	(111,115)
Operating margin	(66.5)%	38.3%	3.4%	(0.8)%	—%	—%	(25.6)%
Income tax benefit	(1,669)	—	—	—	—	(20,198)	(21,867)
Net loss	$(305,579)	$166,314	$14,731	$(3,548)	$20,416	$20,198	$(87,468)
Net loss per share (1)	$(1.94)	$1.05	$0.09	$(0.02)	$0.13	$0.13	$(0.56)
_________________________
(1)                Calculated based on 157,534 weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Financial Measures
Three Months Ended April 30, 2019

	GAAP	Stock-based compensation and related employer payroll tax	Amortization of acquired intangible assets	Non-cash interest expense related to convertible senior notes	Income tax effects related to non-GAAP adjustments (2)	Non-GAAP
Cost of revenues	$95,823	$(11,674)	$(5,922)	$—	$—	$78,227
Gross margin	77.4%	2.8%	1.4%	—%	—%	81.6%
Research and development	129,290	(43,445)	(249)	—	—	85,596
Sales and marketing	278,961	(53,403)	(955)	—	—	224,603
General and administrative	65,762	(21,546)	—	—	—	44,216
Operating loss	(144,986)	130,068	7,126	—	—	(7,792)
Operating margin	(34.1)%	30.6%	1.7%	—%	—%	(1.8)%
Income tax provision	3,233	—	—	—	(2,432)	801
Net income (loss)	$(155,429)	$130,068	$7,126	$19,005	$2,432	$3,202
Net income (loss) per share (1)	$(1.04)					$0.02
_________________________
(1)                GAAP net loss per share calculated based on 149,060 weighted-average shares of common stock. Non-GAAP net income per share calculated based on 155,247 diluted weighted-average shares of common stock, which includes 6,367 potentially dilutive shares related to employee stock awards. GAAP to non-GAAP net income (loss) per share is not reconciled due to the difference in the number of shares used to calculate basic and diluted weighted-average shares of common stock.
(2)                Represents the tax effect of the non-GAAP adjustments based on the estimated annual effective tax rate of 20%.

Reconciliation of GAAP to Non-GAAP Cloud Services Gross Profit

	Three Months Ended
	April 30, 2019	July 31, 2019	October 31, 2019	January 31, 2020	April 30, 2020
GAAP Cloud services gross profit	$29,729	$35,296	$39,395	$46,428	$58,662
Stock-based compensation and related employer payroll tax	1,533	1,634	1,543	2,756	2,390
Amortization of acquired intangible assets	418	417	2,497	4,488	5,006
Non-GAAP Cloud services gross profit	$31,680	$37,347	$43,435	$53,672	$66,058
Splunk Inc. | www.splunk.com